Exhibit 99.1

STARWOOD WAYPOINT HOMES SHAREHOLDERS APPROVE MERGER WITH INVITATION HOMES

SCOTTSDALE, Ariz. — November 14, 2017 — Starwood Waypoint Homes (NYSE: SFR) today announced that, at a special meeting held earlier today, its shareholders approved the company’s merger with and into a subsidiary of Invitation Homes Inc. (NYSE: INVH) in a stock-for-stock transaction (the “Merger”) pursuant to the previously announced Agreement and Plan of Merger, dated August 9, 2017.

“Bringing together our two companies is a win-win for our residents and investors,” said Fred Tuomi, Chief Executive Officer of Starwood Waypoint Homes. “This merger will allow us to more efficiently deliver enhanced customer service and expanded housing choices to families looking to rent high-quality homes in our local communities.”

The transaction combines two companies with highly complementary capabilities, including Invitation Homes’ industry-leading approach to customer service and asset-management expertise, and Starwood Waypoint Homes’ best-in-class technology. Overall, the two companies have invested nearly $2 billion, an average of approximately $22,000 per home, in renovations and maintenance, improving resident experience and driving economic growth and job creation in local communities.

The combined company will own and manage a portfolio of approximately 82,000 single-family homes. While Invitation Homes is expected to be the largest single-family rental company in the United States upon the closing of the Merger, its portfolio will represent less than 0.1 percent of the more than 90 million single-family homes in the United States, and just 0.5 percent of the nearly 16 million single-family homes for rent in the United States.

The Merger is expected to close on or about November 16, 2017, subject to customary closing conditions. As a result of the Merger, each Starwood Waypoint Homes common share will be converted into 1.6140 shares of Invitation Homes common stock. Invitation Homes’ common stock will continue to trade on the New York Stock Exchange under its existing ticker symbol (NYSE: INVH).

About Starwood Waypoint Homes

Starwood Waypoint Homes is one of the largest publicly traded owners and operators of single-family rental homes in the United States. Starwood Waypoint Homes acquires, renovates, leases, maintains and manages single-family homes in markets that exhibit favorable demographics and long-term economic trends, as well as strengthening demand for rental properties.

Forward-Looking Statements

The information presented herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Starwood Waypoint Homes and Invitation Homes operate and beliefs of and assumptions made by Starwood Waypoint Homes management and Invitation Homes management, involve significant risks and uncertainties, which are difficult to predict and are not guarantees of future performances, that could significantly affect the financial results of Starwood Waypoint Homes or Invitation Homes or the combined company. Words such as “projects,” “will,” “could,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” and “might” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements may include, but are not limited to, statements about the anticipated benefits of the Merger, including future financial and operating results, the attractiveness of the value to be received by Invitation Homes stockholders, the attractiveness of the value to be received by Starwood Waypoint Homes shareholders, the combined company’s plans, objectives, expectations and intentions, the timing of future events, anticipated administrative and operating synergies, the anticipated impact of the Merger on net debt ratios, cost of capital, future dividend payment rates, forecasts of accretion in funds from operations (“FFO”), adjusted FFO or other earnings or performance measures, projected capital improvements, expected sources of financing, and descriptions relating to these expectations. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward-looking statements. Pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Starwood Waypoint Homes’ ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although Starwood Waypoint Homes believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may materially and adversely affect Starwood Waypoint Homes’ and Invitation Homes’ business, financial condition, liquidity, results of operations and prospects, as well as Starwood Waypoint Homes’ ability to make distributions to its shareholders, include, but are not limited to: (i) national, regional and local economic climates; (ii) changes in the real estate and single-family rental industry, financial markets and interest rates, or to the business or financial condition of either company or business; (iii) increased or unanticipated competition for the companies’ properties; (iv) competition in the leasing market for quality residents; (v) increasing property taxes, homeowners’ association fees and insurance costs; (vi) each company’s dependence on third parties for key services; (vii) risks related to evaluation of properties, poor resident selection and defaults and non-renewals by either company’s residents; (viii) risks associated with acquisitions, including the integration of the combined companies’ businesses; (ix) the potential liability for the failure to meet regulatory requirements, including the maintenance of real estate investment trust status; (x) availability of financing and capital; (xi) risks associated with achieving expected revenue synergies or cost savings; (xii) risks associated with the companies’ ability to consummate the Merger and the timing of the closing of the Merger; (xiii) the outcome of claims and litigation involving or affecting either company; (xiv) applicable regulatory changes; and (xv) those additional risks and factors discussed in reports and registration statements filed with the Securities and Exchange Commission (the “SEC”) by Starwood Waypoint Homes and Invitation Homes from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither Starwood Waypoint Homes nor Invitation Homes, except as required by law, undertakes any duty to update any forward-looking statements appearing in this document, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

For Starwood Waypoint Homes:

Investor Relations

480-800-3490

IR@colonystarwood.com

or

Media Relations

Jason Chudoba, 646-277-1249

Jason.chudoba@icrinc.com